EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders Interplay Entertainment Corp.


I consent to the incorporation by reference in the registration statement (Form S-8 WARRANTS ISSUED PURSUANT TO WRITTEN COMPENSATION CONTRACTS) of Interplay
Entertainment Corp. of my report dated March 26, 2008 relating to the consolidated financial statements and schedule, which report appears in the December 31, 2007 annual report on Form 10-K of Interplay Entertainment Corp.


/s/ Jeffrey S. Gilbert
-------------------------
Jeffrey S. Gilbert

May 2, 2008